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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement No. 33-8058 on Form N-1A of our report dated
December 11, 2002 appearing in the October 31, 2002 Annual Report of Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 13, 2003